Exhibit 10.73

FIRST AMENDMENT TO OPTION AGREEMENT

THIS FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (this “Amendment”) is entered into and effective this 11th day of January, 2021 (the “Effective Date”), by and between LIVE VENTURES INCORPORATED, a Nevada corporation (the “Company”), and Jon Isaac, a resident of the State of Nevada (the “Executive”).

WHEREAS, the Company and the Executive are parties to the certain Incentive Stock Option Agreement made as of January 1, 2013 (the “Option Agreement”); and

WHEREAS, the parties desire to amend the terms of the Option Agreement on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Option Agreement.

2.Amendment to Option Agreement.  The Option Agreement is hereby amended as follows:

a.Section 3(c) is hereby amended to provide that the expiration date of option that was granted on January 1, 2013 and that originally scheduled to expire on January 15, 2021 shall now expire on January 15, 2022.

3.Effect of Amendment.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Option Agreement, which shall remain in full force and effect.

4.Governing Law.  This Amendment, for all purposes, shall be construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles.

5.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.Miscellaneous.  This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

7.Electronic Execution and Delivery. A reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any electronic or other reproduction hereof.

8.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

LIVE VENTURES INCORPORATED By: ____/s/ Michael J. Stein_________________ Name: Michael J. Stein Title: Senior Vice President and General Counsel
EXECUTIVE Signature:_____/s/ Jon Isaac_________________ Print Name: Jon Isaac